REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



To the Shareholders and Board of Directors

Cornerstone Strategic Value Fund, Inc.

New York, New York



We have audited the accompanying statement of assets and liabilities of Cornerstone Strategic Value Fund, Inc., including the schedule of investments, as of December 31, 2003, and the related statement of operations for the year then ended, the statement of changes in net assets and the financial highlights for each of the two years in the period then ended. These financial statements and financial highlights are the
responsibility of the Fund's management.   Our responsibility
is to express an opinion on these financial statements and
financial highlights based on our audits.   The financial
highlights for each of the three years in the period ended December 31, 2003 have been audited by other auditors, whose report dated February 18, 2002 expressed an unqualified opinion on such financial highlights.

We conducted our audits in accordance with auditing standards
generally accepted in the United States of America.   Those
standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and
financial highlights are free of material misstatement.   An
audit includes examining, on a test basis, evidence supporting
the amounts and disclosures in the financial statements.   Our
procedures included confirmation of securities owned as of
December 31, 2003 by correspondence with the custodian.   An
audit also includes assessing the accounting principles used and significant estimates made by management, as well as
evaluating the overall financial statement presentation.   We
believe that our audits provide a reasonable basis for our opinion.


In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Cornerstone Strategic Value Fund, Inc. as of December 31, 2003, the results of its operations for the year then ended, the changes in its net assets, and the financial highlights for each of the two years in the period then ended, in conformity with accounting principles generally accepted in the United States of America.





TAIT, WELLER & BAKER

Philadelphia, Pennsylvania

February 13, 2004